Exhibit 5.1

April 25, 2022

Holley Inc.

1801 Russellville Road

Bowling Green, Kentucky 42101

Re:	Holley Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (the “Registration Statement”) of Holley Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the selling stockholder of the Company identified in the Registration Statement (the “Selling Stockholder”) of up to 9,200,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). The Shares include shares of Common Stock that may be purchased by the underwriters from the Selling Stockholder upon the exercise of the option to purchase additional shares of Common Stock.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

April 25, 2022

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP